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Filed pursuant to Rule 424(b)(5)
Registration No. 333-060474

PROSPECTUS SUPPLEMENT
(To prospectus dated June 14, 2001)

$5,000,000,000

LEHMAN BROTHERS HOLDINGS INC.

LEHMAN NOTES, SERIES A
DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

General Terms Of Sale

        The following terms will generally apply to the notes that Lehman Brothers Holdings will sell from time to time using this prospectus supplement and the attached prospectus. Lehman Brothers Holdings will include information on the specific terms for each note in a pricing supplement to this prospectus supplement.

        Lehman Brothers Holdings may offer the notes through agents for resale. The maximum amount that Lehman Brothers Holdings expects to receive from the sale of the notes is between $4,970,000,000 and $4,850,000,000 after paying the agents' concessions of between $30,000,000 and $150,000,000. The agents are not required to sell any specific amount of notes but will solicit orders to purchase the notes on a reasonable best efforts basis. Lehman Brothers Holdings also may offer the notes directly. Lehman Brothers Holdings has not set a date for termination of this offering.

        The agents have advised Lehman Brothers Holdings that from time to time they may purchase and sell notes in the secondary market, but they are not obligated to make a market in the notes and may suspend or completely stop that activity at any time. Lehman Brothers Holdings does not intend to list the notes on any securities exchange.

Maturity:	9 months or more from the date of issue.	Interest Rates:	Fixed rate payable monthly, quarterly, semiannually or annually.
Redemption and Repayment:	Terms of specific notes may permit redemption at the option of Lehman Brothers Holdings or require repurchase at your option.	Ranking:	Lehman Notes, Series A, are part of the senior indebtedness of Lehman Brothers Holdings.

	Terms of specific notes may require Lehman Brothers Holdings, upon request, to repay those notes prior to stated maturity following the death of the beneficial owner of the notes, subject to certain conditions.	Other Terms:	You should review "Description of the Notes" and the pricing supplement for other terms that apply to your notes.

        Consider carefully the information under "Risk Factors" beginning on page S-5 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the attached prospectus or any accompanying pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

Lead Manager and Lead Agent

A.G. EDWARDS & SONS, INC.	BANC OF AMERICA SECURITIES LLC
EDWARD D. JONES & CO., L.P.	FIDELITY CAPITAL MARKETS
MORGAN STANLEY	PRUDENTIAL SECURITIES
QUICK & REILLY, INC.	RAYMOND JAMES
SALOMON SMITH BARNEY	UBS PAINEWEBBER
US BANCORP PIPER JAFFRAY

December 23, 2002

        You should only rely on the information contained or incorporated by reference in this prospectus supplement, the attached prospectus and any pricing supplement. Lehman Brothers Holdings has not, and the agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Lehman Brothers Holdings is not, and the agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the attached prospectus, as well as information Lehman Brothers Holdings previously filed with the Securities and Exchange Commission and incorporated herein by reference, is accurate only as of the date of the applicable document. The business, financial condition, results of operations and prospects of Lehman Brothers Holdings may have changed since that date. While Lehman Brothers Holdings has various debt securities and other evidence of indebtedness outstanding, references in this prospectus supplement to "notes" are to the Lehman Notes, Series A, only.

Where You Can Find More Information

        You may request a copy of any document Lehman Brothers Holdings files with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, at no cost, by writing or telephoning Lehman Brothers Holdings at the following address, which replaces the address provided in the attached prospectus:

Office of the Corporate Secretary
399 Park Avenue
New York, New York 10022
(212) 526-0858

        See "Where You Can Find More Information" in the attached prospectus.

Principal Executive Office

        Lehman Brothers Holdings' principal executive office is located at the following address, which replaces the address provided in the attached prospectus:

745 Seventh Avenue
New York, New York 10019
(212) 526-7000

SUMMARY

        This section summarizes the legal and financial terms of the notes that are described in more detail elsewhere in this prospectus supplement and in the attached prospectus. Final terms of any particular notes will be determined at the time of sale and will be contained in the pricing supplement relating to those notes. The terms in that pricing supplement may vary from and supersede the terms contained in this prospectus supplement and in the attached prospectus. Before you decide to purchase any notes, you should read the more detailed information appearing elsewhere in this prospectus supplement and in the attached prospectus. You should also review the relevant pricing supplement.

Issuer	Lehman Brothers Holdings Inc.
Lead Manager and Lead Agent	Lehman Brothers Inc.
Additional Agents
A.G. Edward & Sons, Inc.
Banc of America Securities LLC
Edward D. Jones & Co., L.P.
Fidelity Capital Markets, a division of National Financial
    Services LLC
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
Quick & Reilly, Inc.
Raymond James & Associates, Inc.
Salomon Smith Barney Inc.
UBS PaineWebber Inc.
US Bancorp Piper Jaffray Inc.
Title of Notes	Lehman Notes, Series A
Amount
Lehman Brothers Holdings may issue up to $5,000,000,000 aggregate principal amount of notes in connection with this prospectus supplement. There are no limitations on the ability of Lehman Brothers Holdings to issue additional indebtedness in the form of Lehman Notes or otherwise.
Ranking	The notes will be the direct unsecured obligations of Lehman Brothers Holdings and will rank on an equal basis with all other unsecured debt of Lehman Brothers Holdings other than subordinated debt.
Maturity	Each note will mature nine months or more from its issue date.
Denominations	The notes will be issued and sold in denominations of $1,000 and any whole multiple of $1,000 or in any other denomination provided in the applicable pricing supplement.
Interest	Each note will bear interest from its issue date at a fixed rate per year.

Interest on each note will be payable monthly, quarterly, semiannually or annually on the interest payment dates specified herein and at its stated maturity or, if a note is redeemed or repurchased prior to its stated maturity, on the date of redemption or repayment.

Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.
Principal
The principal amount of each note will be payable on its stated maturity. If, however, a note is redeemed or repurchased prior to its stated maturity, the principal amount of the note will be paid on the date of redemption or repayment.
Redemption and Repayment
The pricing supplement relating to the notes will indicate whether the notes will be redeemable at the option of Lehman Brothers Holdings or repayable at the option of the holder prior to the stated maturity, including pursuant to the Survivor's Option, as described below. The notes will be unsecured and will not be subject to any sinking fund.
Survivor's Option
The pricing supplement relating to the notes will indicate whether the notes will contain a provision that requires Lehman Brothers Holdings, upon request by the authorized representative of the beneficial owner of the notes, to repay those notes prior to their stated maturity following the death of the beneficial owner of the notes. Such notes must have been acquired by the deceased beneficial owner at least six months prior to the date of the request. The right to exercise this option will be subject to limits set by Lehman Brothers Holdings on:
•	the permitted dollar amount of total exercises by all holders of all Lehman Notes, without regard to series, in any calendar year; and
•	the permitted dollar amount of an individual exercise by a holder of any Lehman Note, without regard to series, in any calendar year.
Form of Notes and Clearance
The notes will be issued only in book-entry form as a global security registered in the name of a nominee of The Depository Trust Company, the depositary for the notes ("DTC"). The notes will settle, and payments of principal and interest will be made, only through DTC. Except as set forth in the attached prospectus under "Book-Entry Procedures and Settlement," book-entry notes will not be exchangeable for definitive (paper) certificates.
Trustee	The Trustee for the notes is Citibank, N.A., 111 Wall Street, New York, NY 10043.
Liquidity
The notes will not have an established trading market when issued. The agents may make a market in the notes, but the agents are not obligated to do so, and they may suspend or completely stop market-making activities at any time without notice, at their sole discretion.
Risk Factors	For information about risks relating to the notes, see "Risk Factors" beginning on page S-5.

RISK FACTORS

You may not be able to sell your notes because a trading market for your notes may not develop or be maintained.

        In making your evaluation of the notes, you should assume that you will be holding the notes until their maturity. The notes will not have an established trading market when issued. Lehman Brothers Holdings cannot assure you that a trading market for your notes will ever develop or be maintained. If liquidity is important to you, you should consider this before buying the notes. In addition to the credit ratings, financial condition and results of operations of Lehman Brothers Holdings, many other factors may affect the market value of, and trading market for, your notes. These factors include:

  •
  the time remaining to the maturity of your notes,

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  the outstanding amount of your notes and other debt securities with the same terms,

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  any redemption or repayment features of your notes,

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  the supply of notes trading in the secondary market, if any,

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  the absence of an exchange listing for the notes,

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  market rates of interest higher or lower than rates borne by your notes, and

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  the level, direction and volatility of market interest rates generally.

        These factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. In addition, securities that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. You should consider the fact that there may be a limited number of buyers when you decide to sell your notes. The agents may make a market in the notes, but the agents are not obligated to do so and they may discontinue market-making activities at any time without notice, at their sole discretion. A lack of buyers will negatively affect the price you may receive for your notes if you decide you want to sell your notes prior to maturity. You may have no ability to sell your notes at all at certain times. In such a case, you will have to retain your notes. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.

Lehman Brothers Holdings may choose to redeem the notes when prevailing interest rates are relatively low.

        If your notes are redeemable at the option of Lehman Brothers Holdings, this means that Lehman Brothers Holdings has the right, without your consent, to redeem or "call" all or a portion of your notes at any time, or at a specific point in time, as specified in the relevant pricing supplement. This does not mean that you have a similar right to require Lehman Brothers Holdings to repay your notes. Where such redemption right exists, Lehman Brothers Holdings may choose to redeem your notes when prevailing interest rates are lower than the rate then borne by your notes. In that case you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed.

        For example, if the pricing supplement relating to a note you have purchased indicates that the applicable interest rate is 7.00% and that the note is redeemable at the option of Lehman Brothers Holdings on or after May 1, 2007 at a price of 100.00%, then Lehman Brothers Holdings can redeem or "call" your note, without your consent, on or after May 1, 2007 by paying to you 100.00% of the principal amount of the note plus any unpaid interest to the actual date, on or after May 1, 2007, on which your note is redeemed. If the prevailing interest rate on comparable securities at that date is 5.00%, then you will not be able to reinvest the redemption proceeds you receive in a comparable security with an interest rate as high as you were receiving on your redeemed note. Any such redemption right of Lehman Brothers Holdings also may adversely impact your ability to sell your notes, and/or the price at which you could sell your notes, as the redemption date approaches. You should consult with a competent professional on related consequences of purchasing redeemable notes before purchasing them.

The notes are not insured against loss by any third party; therefore, you can only depend on the earnings and assets of Lehman Brothers Holdings, a holding company, for payment of principal and interest on the notes.

        Because the notes are not deposits and are not insured or guaranteed against loss by the Federal Deposit Insurance Corporation or any other governmental or private agency, you could lose your entire investment. The notes will be solely the obligations of Lehman Brothers Holdings, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the notes. In addition, because Lehman Brothers Holdings is a holding company whose primary assets consist of shares of stock or other equity interests in subsidiaries, almost all of the income of Lehman Brothers Holdings is derived from those subsidiaries. Lehman Brothers Holdings' subsidiaries will have no obligation to pay any amount in respect of the notes or to make any funds available therefor. Accordingly, Lehman Brothers Holdings will be dependent on dividends and other distributions or loans from its subsidiaries to generate the funds necessary to meet obligations with respect the notes, including the payment of principal and interest. Due to covenants contained in certain of Lehman Brothers Holdings' debt agreements and regulations relating to capital requirements affecting certain of its more significant subsidiaries, the ability of certain subsidiaries to pay dividends and other distributions and make loans to Lehman Brothers Holdings is restricted. At November 30, 2001, approximately $5.3 billion of net assets of the subsidiaries of Lehman Brothers Holdings were restricted as to the payment of dividends to Lehman Brothers Holdings. Additionally, as an equity holder, the ability of Lehman Brothers Holdings to participate in any distribution of assets of any subsidiary is subordinate to the claims of creditors of the subsidiary, except to the extent that any claims Lehman Brothers Holdings may have as a creditor of the subsidiary are judicially recognized. If these sources are not adequate, Lehman Brothers Holdings may be unable to make payments of principal or interest in respect of the notes and you could lose all or a part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

						Nine Months Ended August 31, 2002
	Year Ended November 30,
	1997	1998	1999	2000	2001
Ratio of Earnings to Fixed Charges	1.07	1.07	1.12	1.14	1.11	1.14

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the Lehman Notes, Series A, supplements the description of the general terms and provisions of the debt securities set forth in the attached prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the attached prospectus, you should rely on the information in this prospectus supplement.

        The pricing supplement relating to each offering of notes will contain the specific information and terms for that offering. If any information in the applicable pricing supplement is inconsistent with this prospectus supplement, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in the attached prospectus and this prospectus supplement. It is important for you to consider the information contained in the attached prospectus, this prospectus supplement and the applicable pricing supplement in making your investment decision.

General

        The notes will be a series of senior debt securities issued under the senior debt indenture of Lehman Brothers Holdings. For a description of the rights attaching to different series of debt securities under the senior indenture, you should refer to the section "Description of Debt Securities" beginning on page 8 of the attached prospectus.

        At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $5,000,000,000. This amount is subject to reduction as a result of the sale of other securities under the registration statement of which this prospectus supplement and the attached prospectus form a part. The aggregate amount of notes may also be increased from time to time to such larger amount as may be authorized by Lehman Brothers Holdings. In addition, Lehman Brothers Holdings reserves the right to issue additional series of Lehman Notes with terms similar to the notes.

        Lehman Brothers Holdings may, without the consent of the holders of notes, create and issue additional notes ranking equally with previously issued notes and otherwise similar thereto in all respects except for the issue date, issue price and the payment of interest accruing prior to the issue date of such additional notes. Such further notes shall be consolidated and form a single issuance with such previously issued notes. No additional notes can be issued if an Event of Default has occurred with respect to the notes.

        Lehman Brothers Holdings reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice.

        The senior debt indenture does not limit the amount of additional indebtedness that Lehman Brothers Holdings may incur. Lehman Brothers Holdings may, without the consent of the holders of the notes, issue additional indebtedness under the senior debt indenture in addition to the $5,000,000,000 aggregate principal amount of the notes offered by this prospectus supplement, and may issue or incur other senior obligations.

        Notes issued in accordance with this prospectus supplement and a related pricing supplement will have the following general characteristics:

  •
  The notes will be the direct unsecured obligations of Lehman Brothers Holdings and will rank on an equal basis with all other unsecured debt of Lehman Brothers Holdings other than subordinated debt.

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  The notes may be offered from time to time by Lehman Brothers Holdings directly or through the agents. See "Plan of Distribution" beginning on page S-17 of this prospectus supplement.

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  Each note will mature on a day that is nine months or more from its issue date.

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  Each note will bear interest from its issue date at a fixed rate per year.

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  The notes will not be subject to any sinking fund or other mandatory redemption.

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  The notes will be issued only in fully registered form without coupons.

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  The notes will be issued initially in book-entry form, which will be represented by one or more global securities registered in the name of a nominee of DTC, as depository, and payments will be made only through DTC. Except in very limited circumstances, you will not receive a certificate for your notes. You will hold your interest in the notes you purchase only as a book entry on the records of your broker or other securities intermediary, which in turn will hold the interests of its customers, directly or indirectly, as a participant in DTC's system through book entries on DTC's records. See also "Book Entry Procedures and Settlement" beginning on page S-13 of this prospectus supplement and on page 26 of the attached prospectus.

  •
  The minimum denomination of the notes will be $1,000. The notes will be issued in whole multiples of $1,000 unless another denomination is stated in the pricing supplement.

        In addition, the pricing supplement relating to a particular issuance of notes will describe the following terms:

  •
  the aggregate principal amount of the relevant notes,

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  the price at which the notes will be issued, which may be expressed as a percentage of the aggregate principal amount,

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  the net proceeds to Lehman Brothers Holdings, the agents' concession, the dealers' concession and the reallowance, if any,

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  the date on which the notes will be issued,

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  the stated maturity date of the notes,

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  the annual interest rate, the interest payment frequency and the interest payment dates,

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  whether the "Survivor's Option" described beginning on page S-10 will be applicable,

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  whether the notes may be redeemed at the option of Lehman Brothers Holdings, or repaid at the option of the holder, prior to stated maturity, as described under "Optional Redemption, Repayment and Repurchase" below and the terms of its redemption or repayment,

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  any special United States federal income tax consequences of the purchase, ownership or disposition of the notes,

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  if Lehman Brothers Holdings decides to list the notes on a securities exchange, the name of the exchange,

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  the use of proceeds, if materially different than that described in the accompanying prospectus, and

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  any other terms of the notes provided in the attached prospectus to be set forth in a prospectus supplement or in a pricing supplement or that are otherwise consistent with the provisions of the senior debt indenture under which the notes will be issued.

Payment of Principal and Interest

        Lehman Brothers Holdings will pay the principal of, and premium, if any, and interest on, each book-entry security in accordance with the procedures of DTC in effect from time to time. Principal, premium, if any, and interest payable at stated maturity or on a date of redemption or repurchase will be paid by wire transfer in immediately available funds to an account specified by DTC or its nominee. Interest payments on a date other than the stated maturity will be made in accordance with existing arrangements between the trustee and DTC. Lehman Brothers Holdings and the trustee will treat DTC or its nominee as the owner of each book-entry security for all purposes. Accordingly, Lehman Brothers Holdings and the trustee will have no direct responsibility or liability to pay amounts due on the book-entry security to you or any other beneficial owners in the book-entry security. For information about DTC procedures, see "Book-Entry Procedures and Settlement" beginning on page S-13.

        Unless otherwise specified in the applicable pricing supplement, payments of interest on notes in definitive (physical) form, other than interest payable at stated maturity or upon redemption or repurchase, will be made by check mailed to the registered holders entitled thereto as described below. Unless otherwise specified in the applicable pricing supplement, principal, premium, if any, and interest payable at the stated maturity or upon redemption or repurchase of a note in definitive (physical) form will be paid in immediately available funds upon surrender of the note at the corporate trust office or agency of the trustee in New York City.

        Unless otherwise specified in this prospectus supplement or the applicable pricing supplement, any payment required to be made on a note on a date, including the stated maturity date, that is not a business day for the note will instead be made on the next business day with the same force and effect as if made on such original date. As used in this prospectus supplement, business day means any day that is not a Saturday or Sunday and that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to be closed.

Interest and Interest Rates

        Each note will accrue interest from its issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the annual interest rate stated on the note and in the applicable pricing supplement until its principal amount is paid or made available for payment. Interest on each note will be payable monthly, quarterly, semiannually or annually in arrears on the dates set forth in the applicable pricing supplement, with each such day being an interest payment date, and at its stated maturity or on the date of redemption or repayment if a note is redeemed or repurchased prior to its stated maturity.

        Unless otherwise specified in the applicable pricing supplement, interest on notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

        Unless otherwise specified in the applicable pricing supplement, interest on the notes will be paid as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month in which the note was issued.
Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month in which the note was issued.
Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month in which the note was issued.
Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month in which the note was issued.

        Interest on a note will be payable beginning on the first interest payment date after its issue date to holders of record on the corresponding regular record date. Unless otherwise set forth in the applicable pricing supplement, the record date for any interest payment date for any note will be the fifteenth calendar day preceding such interest payment date occurs, whether or not a business day, except that the regular record date for interest due on the stated maturity date or date of earlier redemption or repayment will be the date of payment.

        In the case of a note issued between a regular record date and the related interest payment date, interest for the period beginning on the issue date for the note and ending on such interest payment date generally will be paid to the holder on the next interest payment date.

Optional Redemption, Repayment And Repurchase

        The pricing supplement relating to each note will indicate either that (1) the note cannot be redeemed prior to its stated maturity or (2) that the note will be redeemable at the option of Lehman Brothers Holdings, in whole or in part. The applicable pricing supplement will also indicate (1) the optional redemption date or dates on which the note may be redeemed and (2) the redemption price at which, together with accrued interest to the optional redemption date, the note may be redeemed on each such optional redemption date. If the pricing supplement relating to a note indicates that the notes are redeemable at the option of Lehman Brothers Holdings, this means that Lehman Brothers Holdings has the right, without your consent, to redeem or "call" all or a portion of your notes on or after the date or dates specified in the pricing supplement. This does not mean that you have a similar right to require Lehman Brothers Holdings to repay your notes. For information about risks relating to optional redemption, see "Risk Factors—Lehman Brothers Holdings may choose to redeem the notes when prevailing interest rates are relatively low" beginning on page S-5.

        Unless otherwise specified in the applicable pricing supplement, not more than 60 nor less than 30 days prior to the date of redemption, the trustee will mail notice of redemption to the registered holder of the note (DTC in the case of a book-entry security). In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of the note or notes will be issued to the holder of the note or notes upon the cancellation of the note or notes.

        Unless otherwise specified in the applicable pricing supplement, if less than all of the notes are redeemed:

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  in the case of book-entry notes, DTC's practice is to determine by lot the amount of the interest of each of its direct participant to be redeemed and direct participants will determine the interest of each of their participants in accordance with standing instructions and customary practices.

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  In the case of definitive certificated notes, the trustee will select the notes to be redeemed by lot or by the method the trustee deems fair and appropriate.

        The pricing supplement relating to each note will also indicate whether the holder of the note will have the option to elect repayment of the note by Lehman Brothers Holdings prior to its stated maturity. If so, the pricing supplement will specify (1) the optional repayment date or dates on which the note may be repaid and (2) the optional repayment price. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the note may be repaid on each such optional repayment date.

        Because the notes will be issued in book-entry form (except in very limited circumstances), DTC (as the depositary) or its nominee will be treated as the holder of the notes. Therefore, DTC or its nominee will be the only entity that can exercise the right to repayment of book-entry notes, in the case of optional repayment, and DTC or its nominee will be the only entity that receives notices of redemption of book-entry notes from Lehman Brothers Holdings. Notices and other communications will be delivered by Lehman Brothers Holdings to DTC and, in turn, by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to you, as beneficial owner, in accordance with arrangements among them and subject to statutory, regulatory and self-regulatory requirements as may be in effect from time to time. In order to ensure that DTC or its nominee will timely exercise a right to repayment relating to a particular note, you must instruct the broker or other direct or indirect participant through which you hold an interest in the note to notify DTC or its nominee of your desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a note in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to DTC or its nominee.

        In addition, Lehman Brothers Holdings may at any time purchase notes in the open market or otherwise at any price or prices. Notes so purchased by Lehman Brothers Holdings may, at its discretion, be held, resold or surrendered to the trustee for cancellation.

Survivor's Option

        The pricing supplement relating to each note will indicate whether the holder of that note will have the right to require Lehman Brothers Holdings to repay that note prior to its stated maturity, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note (the "Survivor's Option"). Such notes must have been acquired by the deceased beneficial owner at least six months prior to the date of the request. Upon the valid exercise of the Survivor's Option and the proper tender of the note for repayment, Lehman Brothers Holdings will repay that note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner's beneficial interest in the note plus accrued and unpaid interest to the date of repayment. For purposes of this section, a beneficial owner of a note is a person who has the right, immediately prior to such person's death, to receive the proceeds from the disposition of that note, as well as the right to receive payment of the principal of the note.

        To be valid, the Survivor's Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note under the laws of the applicable jurisdiction (including, without limitation, the personal representative of or the executor of the estate of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner).

        The death of a person holding a beneficial ownership interest in a note: (a) with any person in a joint tenancy with right of survivorship; or (b) with his or her spouse in tenancy by the entirety, tenancy in common, as community property or in any other joint ownership arrangement, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note held in this manner will be subject to repayment by Lehman Brothers Holdings upon request. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than his or her spouse will be deemed the death of a beneficial owner only with respect to such deceased person's interests in the note, and only the deceased beneficial owner's percentage interest in the principal amount of the note will be subject to repayment.

        If the ownership interest in a note is held by a nominee for a beneficial owner or by a custodian under a Uniform Gifts to Minors Act or Uniform Transfer to Minors Act, or by a trustee of a trust that is wholly revocable by the beneficial owner, or by a guardian or committee for a beneficial owner, the death of the beneficial owner of that note will constitute death of the beneficial owner for purposes of the Survivor's Option, if the beneficial ownership interest can be established to the satisfaction of the trustee. In these cases, the death of the nominee, custodian, trustee, guardian or committee will not be deemed the death of the beneficial owner of such note for purposes of the Survivor's Option.

        Lehman Brothers Holdings has the discretionary right to limit the aggregate principal amount of Lehman Notes, without regard to series, as to which exercises of the Survivor's Option will be accepted by Lehman Brothers Holdings from all authorized representatives of deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2.0% of the aggregate principal amount of all Lehman Notes, without regard to series, outstanding as of the end of the most recent calendar year. Lehman Brothers Holdings also has the discretionary right to limit the aggregate principal amount of Lehman Notes, without regard to series, as to which exercises of the Survivor's Option will be accepted by Lehman Brothers Holdings from the authorized representative for any individual deceased beneficial owner of notes in any calendar year to $250,000. In addition, Lehman Brothers Holdings will not permit the exercise of the Survivor's Option for a principal amount less than $1,000, and Lehman Brothers Holdings will not permit the exercise of the Survivor's Option if such exercise will result in a beneficial ownership interest in a note with a principal amount of less than $1,000 outstanding.

        An otherwise valid election to exercise the Survivor's Option may not be withdrawn. An election to exercise the Survivor's Option will be accepted in the order that it was received by the trustee, except for any note the acceptance of which would contravene any of the limitations described above. Notes accepted for repayment through the exercise of the Survivor's Option will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a note tendered pursuant to a valid exercise of the Survivor's Option is May 1, 2003, and interest on that note is paid monthly, Lehman Brothers Holdings would repay or repurchase that note on the interest payment date occurring on June 15, 2003, because the May 15, 2003 interest payment date would occur less than 20 days from the date of acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the Survivor's Option is not accepted, the trustee will deliver a notice to the registered holder that states the reason that note has not been accepted for repayment.

        Because the notes will be issued in book-entry form (except in very limited circumstances), DTC or its nominee will be treated as the holder of the notes, will be the only entity that receives notices from the trustee and, on behalf of the deceased beneficial owner's authorized representative, will be the only entity that can exercise the Survivor's Option for such notes. To obtain repayment of a note pursuant to exercise of the Survivor's Option, the deceased beneficial owner's authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

  •
  appropriate evidence satisfactory to the trustee that:

  (1)
  the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was acquired by the deceased beneficial owner at least six months prior to the request for repayment,

  (2)
  the death of the beneficial owner has occurred and the date of death, and

  (3)
  the representative has authority to act on behalf of the deceased beneficial owner;
  •

  if the beneficial interest in the note is held by a nominee or trustee of, custodian for, or other person in a similar capacity to, the deceased beneficial owner, evidence satisfactory to the trustee from the nominee, trustee, custodian or similar person attesting to the deceased's beneficial ownership of that note;

  •
  a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States);

  •
  tax waivers and any other instruments or documents that the trustee reasonably requires in order to establish the validity of the beneficial ownership of the note and the claimant's entitlement to payment; and

  •
  any additional information the trustee requires to evidence satisfaction of any conditions to the exercise of the Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment of the note.

        In turn, the broker or other entity will deliver each of these items, through the appropriate direct participant in DTC and the facilities of DTC, to the trustee and will certify to the trustee that the broker or other entity represents the deceased beneficial owner. The broker or other entity will be responsible for disbursing payments received from the trustee, through the facilities of DTC, to the authorized representative.

        Lehman Brothers Holdings retains the right to limit the aggregate principal amount of Lehman Notes, without regard to series, as to which exercises of the Survivor's Option will be accepted from all authorized representatives of deceased beneficial owners and from the authorized representative for any individual deceased beneficial owner in any one calendar year as described above. All other questions regarding the eligibility or validity of any exercise of the Survivor's Option generally will be determined by the trustee, in its sole discretion, which determination will be final and binding on all parties.

        Forms for the exercise of the Survivor's Option may be obtained from Citibank, N.A., 111 Wall Street, New York, NY 10043, Attention: Agency and Trust Group, telephone: (800) 422-2066.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        All of the notes are expected to be issued in book-entry form only. Notes issued in book-entry form initially will be represented by one or more fully registered global securities registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC, as depository, and will settle, and payments of principal and interest will be made, only through DTC. This means that Lehman Brothers Holdings will not issue definitive (paper) certificates for the notes to you, as beneficial owner, except in the very limited circumstances set forth in the attached prospectus under "Book-Entry Procedures and Settlement." If the book-entry security is exchanged for notes in definitive form, the trustee will keep the registration books for the notes at its corporate office and follow the procedures prescribed in the indenture and other customary practices and procedures.

        Because the notes are being offered primarily to U.S. investors, they will not settle or trade through the facilities of Clearstream Banking S.A. or Euroclear.

        Because you actually own the notes, you are the beneficial owner. Your ownership interest, however, will only be recorded on the records of DTC's direct or indirect participants. For more information about the DTC participant system, see "Book-Entry Procedures and Settlement" beginning on page 26 of the attached prospectus. DTC has no knowledge of your individual ownership of the notes. DTC's records only show the identity of its direct participants and the amount of the notes held by or through them. Lehman Brothers Holdings and the trustee will treat DTC or its nominee as the owner of each book-entry security for all purposes, including payment of principal, premium, if any, and interest, under the indenture. Accordingly, Lehman Brothers Holdings and the trustee will have no direct responsibility or liability to pay amounts due on the book-entry security to you or any other beneficial owners of the book-entry security. You must rely on the procedures of DTC and, if you are not a direct DTC participant, on the procedures of the DTC participant and any indirect participants or other intermediaries through which you own your interest in order to exercise any rights of a holder of a note under the indenture.

        You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from the direct or indirect participant through which you purchased your notes. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers like you. Transfers of ownership interests in the notes will be accomplished by entries made on the books of direct and indirect participants acting on your behalf.

        The notes will trade in DTC's same-day funds settlement system until maturity; purchases of notes in secondary market trading must therefore be in immediately available funds.

        The following is based on information furnished by DTC:

          DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or through indirect participants. The rules applicable to DTC and its direct and indirect participants are on file with the Securities and Exchange Commission.

          Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC will pass through any consenting or voting rights with respect to the notes to its participants, and those participants in turn will solicit votes from indirect participants, and direct and indirect participants will ultimately solicit votes from you, the beneficial owner of the notes, in accordance with arrangements among them and subject to statutory, regulatory and self-regulatory requirements as may be in effect from time to time.

          Payments of principal of, and premium, if any, and interest on, the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts, upon DTC's receipt of funds, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by direct or indirect participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, Lehman Brothers Holdings or the trustee, subject to any statutory, regulatory or self-regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of Lehman Brothers Holdings or the trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        The information in this prospectus supplement and the accompanying prospectus concerning DTC and DTC's book-entry system and direct and indirect participants in DTC and their practices has been obtained from sources that Lehman Brothers Holdings believes to be reliable, but Lehman Brothers Holdings takes no responsibility for the accuracy thereof.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of notes as of the date hereof. Except where noted, this summary deals only with notes that are held as capital assets by a non-United States holder who purchases those notes upon original issuance at their initial public offering price. For a summary of certain United States federal tax consequences that will apply to you if you are a United States holder of debt securities, please refer to the information under "United States Federal Income Tax Consequences—Debt Securities—Consequences to United States Holders" in the attached prospectus. If you are a United States holder of debt securities, also please note that the backup withholding tax rate of 31% referenced in the attached prospectus under "United States Federal Income Tax Consequences—Debt Securities—Information Reporting and Backup Withholding—United States Holders" has been reduced to 30% for payments made during 2002 and 2003, 29% for payments made during 2004 and 2005 and 28% for payments made during 2006 through 2010, after which time the rate will revert back to 31% absent Congressional action. To the extent this summary is inconsistent with the summary under "United States Federal Income Tax Consequences—Debt Securities—Consequences to Non-United States Holders" in the attached prospectus, it replaces that summary.

        For purposes of this summary, you are a "United States holder" if you are:

  •
  a citizen or resident of the United States;

  •
  a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if (x) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all of its substantial decisions or (2) it has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        A "non-United States holder" is a holder other than a "United States holder."

        This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not represent a detailed description of the federal income tax consequences to you in light of your particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a "controlled foreign corporation," "passive foreign investment company," "foreign personal holding company" or, in certain circumstances, a United States expatriate). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

        If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

        If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

United States Federal Withholding Tax

        The 30% United States federal withholding tax will not apply to any payment of principal or interest on the notes provided that:

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of the voting stock of Lehman Brothers Holdings within the meaning of the Code and applicable United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to Lehman Brothers Holdings through stock ownership;

  •
  you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalty of perjury, that you are not a United States person or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.

        Special certification rules apply to certain non-United States holders that are entities rather than individuals. If you cannot satisfy the requirements described above, payments of premium, if any, and interest made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

  •
  IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable tax treaty; or

  •
  IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "—United States Federal Income Tax").

        The 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of notes.

United States Federal Income Tax

        If you are engaged in a trade or business in the United States and premium, if any, or interest on the notes is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on that premium or interest on a net income basis (although exempt from the 30% withholding tax, provided certain certification and disclosure requirements discussed above under "—United States Federal Withholding Tax" are satisfied) in the same manner as if you were a United States person, as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States.

        You will generally not be subject to United States federal income tax on any gain realized on the disposition of a note unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax

        Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death provided that:

  •
  any payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the rules described in the bullet points under "—United States Federal Withholding Tax," without regard to the certification requirements of the fourth bullet point; and

  •
  interest on those notes would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

Information Reporting and Backup Withholding

        If you are a non-United States holder of notes, Lehman Brothers Holdings must report annually to the Internal Revenue Service and to you the amount of payments Lehman Brothers Holdings makes to you and the tax withheld with respect to such payments, regardless of whether withholding was required. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. You will not be subject to backup withholding regarding payments Lehman Brothers Holdings makes to you provided that Lehman Brothers Holdings does not have actual knowledge or reason to know that you are a United States person and Lehman Brothers Holdings has received from you the statement described above in the fourth bullet point under "—United States Federal Withholding Tax."

        In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of a note made within the United States or conducted through United States-related intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

        Under the terms of a Distribution Agreement dated as of December 23, 2002, Lehman Brothers Holdings is offering the notes from time to time to Lehman Brothers Inc., as Lead Agent. The Lead Agent will resell the notes to the public or to A.G. Edward & Sons, Inc., Banc of America Securities LLC, Edward D. Jones & Co., L.P., Fidelity Capital Markets, a division of National Financial Services LLC, Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated, Quick & Reilly, Inc., Raymond James & Associates, Inc., Salomon Smith Barney Inc., UBS PaineWebber Inc. and US Bancorp Piper Jaffray Inc., as agents, for subsequent resale to the public. The agents (which term includes the Lead Agent) are parties to the distribution agreement. The agents have agreed to use their reasonable best efforts to solicit orders to purchase notes. Lehman Brothers Holdings may also appoint additional agents to solicit offers to purchase the notes. Any other agents will be named in the applicable pricing supplement and any solicitation and sale of notes through those agents will be on the same terms and conditions to which the agents have agreed.

        Lehman Brothers Holdings will pay the agents a gross selling concession to be divided among the agents as Lehman Brothers Holdings and the agents agree. The agents' concession is payable to the Lead Agent in the form of a discount ranging from 0.60% to 3.00% of the principal amount of notes sold through the agents, depending upon the stated maturity. However, Lehman Brothers Holdings may also pay the Lead Agent an agents' concession greater than or less than the range specified above. The agents' concession that Lehman Brothers Holdings will pay to the Lead Agent will be set forth in the applicable pricing supplement.

        Following the solicitation of orders, each of the agents, severally and not jointly, will purchase the notes as principal from Lehman Brothers Holdings through the Lead Agent. Unless otherwise specified in the applicable pricing supplement, the notes will be purchased by the agents for resale to one or more purchasers at a fixed public offering price. The agents may sell notes to certain dealers at such price less a concession ranging from 0.30% to 2.00% of the principal amount. The agents may allow, and such dealers may reallow, a concession to certain other dealers as specified in the applicable pricing supplement. After any initial public offering of notes to be resold to purchasers, the public offering price and any concession or discount may be changed.

        Lehman Brothers Holdings reserves the right to sell notes directly to investors on its own behalf and to enter into agreements similar to the Distribution Agreement with other parties. No commission will be payable nor will a discount be allowed on any sales made directly by Lehman Brothers Holdings to investors.

        Lehman Brothers Holdings will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. Each agent will also have the right, in its reasonable discretion, to reject any proposed purchase in whole or in part. Lehman Brothers Holdings reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the attached prospectus or any pricing supplement without notice.

        A prospectus supplement and attached prospectus in electronic format may be made available on the Internet sites of, or through other online services maintained by, Lehman Brothers Holdings and/or one or more of the agents and/or dealers participating in this offering, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online. Other than the prospectus supplement and attached prospectus in electronic format, the information on Lehman Brothers Holdings' or any agent's or dealer's web site and any information contained in any other web site maintained by an agent or dealer is not part of the prospectus supplement, the attached prospectus or the registration statement of which this prospectus supplement and the attached prospectus forms a part, has not been approved and/or endorsed by Lehman Brothers Holdings or by any agent or dealer, except, in each case, with respect to the website maintained by it, and should not be relied upon by investors.

        The notes will not have an established trading market when issued. Lehman Brothers Holdings does not intend to list the notes on any securities exchange. The agents may make a market in the notes, but the agents are not obligated to do so. The agents may discontinue any market-making activities at any time without notice, at their sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes. All secondary trading in the notes will settle in immediately available funds. For information about risks relating to a lack of liquidity for the notes, see "Risk Factors—You may not be able to sell your notes because a trading market for your notes may not develop or be maintained" on page S-5.

        Each agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Lehman Brothers Holdings has agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents may be required to make relating to these liabilities. Lehman Brothers Holdings will reimburse the agents for customary legal and other expenses, incurred by them in connection with the offer and sale of the notes.

        Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

        Concurrently with the offering of notes through the agents as described in this prospectus supplement, Lehman Brothers Holdings may issue other securities under either of the indentures referred to in the attached prospectus.

        Lehman Brothers Inc., the Lead Manager and Lead Agent, is a subsidiary of Lehman Brothers Holdings and a member of the National Association of Securities Dealers, Inc. ("NASD"). Accordingly, offerings of the notes in which Lehman Brothers Inc. participates will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

        The agents or dealers to or through which Lehman Brothers Holdings or the Lead Agent may sell notes may be affiliates or customers of Lehman Brothers Holdings and may engage in transactions with and perform services for Lehman Brothers Holdings in the ordinary course of business. Salomon Smith Barney Inc, one of the agents, is an affiliate of Citibank, N.A., the trustee under the senior indenture under which the notes are being issued.

        The notes may be offered for sale in the United States and in those jurisdictions where it is legal to make such offers.

        Each agent has represented and agreed that it will comply with all applicable laws and regulations, including without limitation the Conduct Rules of the NASD, in force in any jurisdiction in which it purchases, offers or sells the notes or possesses or distributes this prospectus supplement or the applicable pricing supplement and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations, including those of self-regulatory organizations, in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither Lehman Brothers Holdings nor any other agent will have responsibility therefor.

        Purchasers of the notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the public offering price set forth in any pricing supplement hereto.

PROSPECTUS

$24,821,567,094

LEHMAN BROTHERS HOLDINGS INC.

May Offer—

DEBT SECURITIES
PREFERRED STOCK
DEPOSITARY SHARES
COMMON STOCK

        Lehman Brothers Holdings will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

        The securities offered pursuant to this prospectus are offered in an aggregate principal amount of up to $24,821,567,094 subject to reduction as a result of the sale under certain circumstances of other securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

June 14, 2001

PROSPECTUS SUMMARY

        This summary provides a brief overview of the key aspects of Lehman Brothers Holdings and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of a particular issuance of offered securities, before making your investment decision, you should carefully read:

  •
  this prospectus, which explains the general terms of the securities that Lehman Brothers Holdings may offer;
  •
  the accompanying prospectus supplement for such issuance, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and
  •
  the documents referred to in "Where You Can Find More Information" on page 6 for information about Lehman Brothers Holdings, including its financial statements.

LEHMAN BROTHERS HOLDINGS INC.

        Lehman Brothers Holdings is one of the leading global investment banks, serving institutional, corporate, government and high-net-worth individual clients and customers. The company's worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region.

        The company's business includes capital raising for clients through securities underwriting and direct placements, corporate finance and strategic advisory services, private equity investments, securities sales and trading, research, and the trading of foreign exchange, derivative products and certain commodities. The company acts as a market-maker in all major equity and fixed income products in both the domestic and international markets. The company is a member of all principal securities and commodities exchanges in the United States, as well as the National Association of Securities Dealers, Inc., and holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris and Milan stock exchanges.

        Lehman Brothers Holdings' principal executive office is at Three World Financial Center, New York, New York 10285, and its telephone number is (212) 526-7000.

THE SECURITIES LEHMAN BROTHERS HOLDINGS MAY OFFER

        Lehman Brothers Holdings may use this prospectus to offer up to $24,821,567,094 of:

  •
  debt securities,
  •
  preferred stock,
  •
  depositary shares, and
  •
  common stock.

        A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities.

        Since Lehman Brothers Holdings is a holding company, its cash flow and consequent ability to satisfy its obligations under the offered securities are dependent upon the earnings of its subsidiaries and the distribution of those earnings or loans or other payments by those subsidiaries to Lehman Brothers Holdings. Lehman Brothers Holdings' subsidiaries will have no obligation to pay any amount in respect of offered securities or to make any funds available therefor. Dividends, loans and other payments by Lehman Brothers Inc. and certain other subsidiaries, including payments to Lehman Brothers Holdings, are restricted by net capital and other rules of various regulatory bodies. Additionally, the ability of Lehman Brothers Holdings to participate as an equity holder in any distribution of assets of any subsidiary is generally subordinate to the claims of creditors of the subsidiary.

Debt Securities

        Debt securities are unsecured general obligations of Lehman Brothers Holdings in the form of senior or subordinated debt. Senior debt includes Lehman Brothers Holdings' notes, debt and guarantees and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if payments on the senior debt were not made.

        Debt securities may bear interest at a fixed or a floating rate and may provide that the amount payable at maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

  •
  securities of one or more issuers, including Lehman Brothers Holdings,
  •
  one or more currencies,
  •
  one or more commodities,
  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or
  •
  one or more indices or baskets of the items described above.

        For any particular debt securities Lehman Brothers Holdings offers, the prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms.

        The senior and subordinated debt will be issued under separate indentures between Lehman Brothers Holdings and a trustee. Below are summaries of the general features of the debt securities from these indentures. For a more detailed description of these features, see "Description of Debt Securities" below. You are also encouraged to read the indentures, which are incorporated by reference in or filed as exhibits to Lehman Brothers Holdings' registration statement no. 333-60474. You can obtain copies of these documents by following the directions on page 6.

  General Indenture Provisions That Apply To Senior and Subordinated Debt

  •
  Neither indenture limits the amount of debt that Lehman Brothers Holdings may issue or provides holders any protection should there be a highly leveraged transaction involving Lehman Brothers Holdings, although the indentures do limit Lehman Brothers Holdings' ability to pledge the stock of any subsidiary that meets the financial thresholds in the indenture. These thresholds are described below under "Description of Debt Securities." Each indenture allows for different types of debt securities, including indexed securities, to be issued in series.
  •
  The indentures allow Lehman Brothers Holdings to merge or to consolidate with another company, or sell all or substantially all of its assets to another company. If any of these events occur, the other company would be required to assume Lehman Brothers Holdings' responsibilities for the debt. Unless the transaction resulted in an event of default, Lehman Brothers Holdings would be released from all liabilities and obligations under the debt securities when the other company assumed its responsibilities.
  •
  The indentures provide that holders of 66 2/3% of the principal amount of the debt securities outstanding in any series may vote to change Lehman Brothers Holdings' obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder of that security consents to the change.

  •
  Lehman Brothers Holdings may satisfy its obligations under the debt securities or be released from its obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay Lehman Brothers Holdings' obligations under the particular securities when due.
  •
  The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

  Events of Default

        The events of default specified in the indentures include:

  •
  failure to pay principal when due;
  •
  failure to pay required interest for 30 days;
  •
  failure to make a required scheduled installment payment for 30 days;
  •
  failure to perform other covenants for 90 days after notice; and
  •
  certain events of insolvency or bankruptcy, whether voluntary or not.

  Remedies

        If there were a default, the trustee or holders of 25% of the principal amount of debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities.

Preferred Stock

        Lehman Brothers Holdings may issue preferred stock with various terms to be established by its board of directors or a committee designated by the board. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or winding up of Lehman Brothers Holdings, voting rights and conversion rights.

        Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to Lehman Brothers Holdings' common stock. The prospectus supplement will also describe how and when dividends will be paid on the series of preferred stock.

Depositary Shares

        Lehman Brothers Holdings may issue depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus.

        These depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between Lehman Brothers Holdings and a bank or trust company. You are encouraged to read the standard form of the deposit agreement, which is incorporated by reference in Lehman Brothers Holdings' registration statement no. 333-60474. You can obtain copies of this document by following the directions on page 6.

Common Stock

        Lehman Brothers Holdings may issue shares of common stock, par value $.10 per share. Holders of the common stock are entitled to receive dividends when declared by the board of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock have no cumulative voting or preemptive rights.

Form of Securities

        Lehman Brothers Holdings will generally issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, Luxembourg. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. Lehman Brothers Holdings will issue the securities only in registered form, without coupons.

Payment Currencies

        Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the prospectus supplement states otherwise.

Listing

        If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.

USE OF PROCEEDS

        Lehman Brothers Holdings will use the net proceeds it receives from any offering of these securities for general corporate purposes, primarily to fund its operating units and subsidiaries. Lehman Brothers Holdings may use some of the proceeds to refinance or extend the maturity of existing debt obligations. Lehman Brothers Holdings may use a portion of the proceeds from the sale of indexed notes to hedge its exposure to payments that it may have to make on such indexed notes as described below under "Use of Proceeds and Hedging."

PLAN OF DISTRIBUTION

        Lehman Brothers Holdings may sell the offered securities in any of the following ways:

  •
  to or through underwriters or dealers;
  •
  by itself directly;
  •
  through agents; or
  •
  through a combination of any of these methods of sale.

        The prospectus supplement will explain the ways Lehman Brothers Holdings sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Lehman Brothers Holdings is granting the underwriters, dealers or agents.

        If Lehman Brothers Holdings uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

        Lehman Brothers Holdings expects that the underwriters for any offering will include one or more of its broker-dealer affiliates. It also expects that one or more of these affiliates may offer and sell previously issued offered securities as part of their business, and may act as principals or agents in such transactions. Lehman Brothers Holdings or such affiliates may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities.

WHERE YOU CAN FIND MORE INFORMATION

        As required by the Securities Act of 1933, Lehman Brothers Holdings filed a registration statement (No. 333-60474) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

        Lehman Brothers Holdings files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Lehman Brothers Holdings files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

        The SEC allows Lehman Brothers Holdings to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Lehman Brothers Holdings files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Lehman Brothers Holdings incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

  •
  Annual Report on Form 10-K for the year ended November 30, 2000, filed with the SEC on February 28, 2001;
  •
  Amendment No. 1 to Annual Report on Form 10-K for the year ended November 30, 2000, filed with the SEC on March 9, 2001;
  •
  Quarterly Report on Form 10-Q for the quarter ended February 28, 2001, filed with the SEC on April 16, 2001;
  •
  Current Reports on Form 8-K, filed with the SEC on January 4, January 5, February 27, March 13, March 21, April 26 (two filings), May 2, May 22, June 1 and June 14, 2001; and
  •
  Registration Statement on Form 8-A, filed on April 29, 1994.

        All documents Lehman Brothers Holdings files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date affiliates of Lehman Brothers Holdings stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

        You may request a copy of these filings, at no cost, by writing or telephoning Lehman Brothers Holdings at the following address:

    Controller's Office
    Lehman Brothers Holdings Inc.
    Three World Financial Center
    New York, New York 10285
    (212) 526-0660

        You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. Lehman Brothers Holdings has not authorized anyone to provide you with different information. Lehman Brothers Holdings is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

USE OF PROCEEDS AND HEDGING

        General.    Lehman Brothers Holdings will use the proceeds it receives from the sale of the offered securities for general corporate purposes, principally to:

  •
  fund the business of its operating units;

  •
  fund investments in, or extensions of credit or capital contributions to, its subsidiaries; and

  •
  lengthen the average maturity of liabilities, by reducing short-term liabilities or re-funding maturing indebtedness.

        Lehman Brothers Holdings expects to incur additional indebtedness in the future to fund its businesses. Lehman Brothers Holdings or an affiliate may enter into one or more swap agreements in connection with sales of the offered securities and may earn additional income from those transactions.

        Hedging.    Lehman Brothers Holdings or its subsidiaries may use all or some of the proceeds received from the sale of offered securities to purchase or maintain positions in securities or other assets that may underlie any offered securities, or in securities or other assets that may be used to determine an index or indices that the securities may be linked to. Lehman Brothers Holdings or its subsidiaries may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on such securities, or other derivative or similar instruments relating to any such securities, assets or indices. Lehman Brothers Holdings may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other risk relating to offered securities.

        Lehman Brothers Holdings expects that it or its subsidiaries will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying securities, assets or indices. These factors may include the history of price changes in those underlying securities, assets or indices and the time remaining to maturity. Lehman Brothers Holdings may take long or short positions in undertaking any such hedging. These hedging activities may occur from time to time before the offered securities mature and will depend on market conditions.

        In addition, Lehman Brothers Holdings or its subsidiaries may purchase or otherwise acquire long or short positions in the offered securities themselves from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Lehman Brothers Holdings or its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

        If Lehman Brothers Holdings or its subsidiaries have long hedge positions, they may liquidate all or a portion of their holdings at or about the time of the maturity of the offered securities. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Lehman Brothers Holdings is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

        Lehman Brothers Holdings has no reason to believe that its hedging activities will have a material impact on the price of such options, swaps, futures contracts, options on the foregoing, or other derivative or similar instruments, or on the value of the underlying securities, assets or indices. However, Lehman Brothers Holdings cannot guarantee to you that its hedging activities will not affect such prices or value.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

	Year Ended November 30,
						Three Months Ended February 28, 2001
	1996	1997	1998	1999	2000
Ratio of Earnings to Fixed Charges	1.06	1.07	1.07	1.12	1.14	1.12
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.05	1.06	1.06	1.10	1.12	1.11

DESCRIPTION OF DEBT SECURITIES

        Please note that in this section entitled "Description of Debt Securities," references to Lehman Brothers Holdings refer only to Lehman Brothers Holdings and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own debt securities registered in their own names, on the books that Lehman Brothers Holdings or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Book-Entry Procedures and Settlement."

General

        The debt securities offered by this prospectus will be unsecured obligations of Lehman Brothers Holdings and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." The indentures (including all amendments and a separate related document containing standard multiple series indenture provisions) have been filed with the SEC and are incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions on page 6, or by contacting the applicable indenture trustee.

        A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, has been filed with the SEC or will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of debt security when it has been filed by following the directions on page 6 or by contacting the applicable indenture trustee.

        The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

        Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, the trustee under the senior debt indenture will be Citibank, N.A., and the trustee under the subordinated debt indenture will be The Chase Manhattan Bank.

        The indentures provide that unsecured senior or subordinated debt securities of Lehman Brothers Holdings may be issued in one or more series, with different terms, in each case as authorized from time to time by Lehman Brothers Holdings. Lehman Brothers Holdings also has the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.

Types of Debt Securities

        Lehman Brothers Holdings may issue fixed rate debt securities, floating rate debt securities or indexed debt securities.

  Fixed and Floating Rate Debt Securities

        Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. Federal income tax consequences and other special considerations applicable to any debt securities issued by Lehman Brothers Holdings at a discount will be described in the applicable prospectus supplement.

        Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

        All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

        In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of Lehman Brothers Holdings.

  Indexed Debt Securities

        Lehman Brothers Holdings may also offer indexed debt securities, which may be fixed or floating rate debt securities or bear no interest. The particular terms of any offered indexed debt securities will be described in detail in an accompanying prospectus supplement.

Information in the Prospectus Supplement

        The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

  •
  the title;

  •
  whether senior or subordinated debt;

  •
  the total principal amount offered;

  •
  the percentage of the principal amount at which the securities will be sold and, if applicable, the method of determining the price;

  •
  the maturity date or dates;

  •
  whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

  •
  if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

  •
  if the debt security is an original issue discount debt security, the yield to maturity;

  •
  if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the day count used to calculate interest payments for any period;

  •
  the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

  •
  if other than in United States dollars, the currency or currency unit in which payment will be made;

  •
  any provisions for the payment of additional amounts for taxes;

  •
  the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

  •
  the terms and conditions on which the securities may be redeemed at the option of Lehman Brothers Holdings;

  •
  any obligation of Lehman Brothers Holdings to redeem, purchase or repay the securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

  •
  any provisions for the discharge of Lehman Brothers Holdings' obligations relating to the securities by deposit of funds or United States government obligations;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

  •
  any material provisions of the applicable indenture described in this prospectus that do not apply to the securities; and

  •
  any other specific terms of the securities.

        The terms on which a series of debt securities may be convertible into or exchangeable for other securities of Lehman Brothers Holdings or any other entity will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Lehman Brothers Holdings. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted.

        The debt securities will be issued only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under "Book-Entry Procedures and Settlement." Unless otherwise provided in the accompanying prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $1,000 and integral multiples thereof. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

        The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Lehman Brothers Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer (Section 305).

Payment and Paying Agents

        Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the relevant trustee in New York City. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the relevant trustee in New York City, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement (Sections 307 and 1002).

Calculation Agents

        Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that Lehman Brothers Holdings appoints as its agent for this purpose. That institution may include any affiliate of Lehman Brothers Holdings, such as Lehman Brothers Inc. Lehman Brothers Holdings may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement.

Senior Debt

        The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all other unsecured debt of Lehman Brothers Holdings except subordinated debt.

Subordinated Debt

        The subordinated debt securities will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all "senior debt" (as defined below) of Lehman Brothers Holdings.

        If Lehman Brothers Holdings defaults in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Lehman Brothers Holdings cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

        If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Lehman Brothers Holdings, its creditors or its property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

        Furthermore, if Lehman Brothers Holdings defaults in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all senior debt will first be entitled to receive payment in full in cash before holders of such debt can receive any payments.

        "Senior debt" means:

  (1)
  the principal, premium, if any, and interest in respect of (A) indebtedness of Lehman Brothers Holdings for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Lehman Brothers Holdings, including the senior debt securities;

  (2)
  all capitalized lease obligations of Lehman Brothers Holdings;

  (3)
  all obligations of Lehman Brothers Holdings representing the deferred purchase price of property; and

  (4)
  all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (1) through (3);

but senior debt does not include:

  (a)
  subordinated debt securities;

  (b)
  any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities;

  (c)
  indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables; and

  (d)
  indebtedness that is subordinated to an obligation of Lehman Brothers Holdings of the type specified in clauses (1) through (4) above (Subordinated Debt Indenture, Section 1401).

        The effect of clause (d) is that Lehman Brothers Holdings may not issue, assume or guarantee any indebtedness for money borrowed which is junior to the senior debt securities and senior to the subordinated debt securities.

Covenants

        Limitations on Liens.    The indentures provide that Lehman Brothers Holdings will not, and will not permit any designated subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of common stock of any designated subsidiary, without providing that each series of debt securities and, at Lehman Brothers Holdings' option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness (Section 1005).

        "Designated subsidiary" means any subsidiary of Lehman Brothers Holdings, the consolidated net worth of which represents at least 5% of the consolidated net worth of Lehman Brothers Holdings. As of February 28, 2001, the designated subsidiaries were Lehman Brothers Bancorp Inc., Lehman Brothers Bank, FSB, Lehman Brothers Inc., Lehman Brothers Holdings Plc, Lehman Brothers (International) Europe, Lehman Brothers Japan Inc., Lehman Brothers U.K. Holdings (Delaware) Inc., Lehman Brothers UK Holdings Ltd., Lehman Commercial Paper Inc., LCPI Properties Inc., LW-LP Inc., Lehman Re Ltd. and Structured Asset Securities Corp. (Section 101).

        Limitations on Mergers and Sales of Assets.    The indentures provide that Lehman Brothers Holdings will not merge or consolidate or transfer or lease all or substantially all its assets, and another person may not transfer or lease all or substantially all of its assets to Lehman Brothers Holdings unless:

  •
  either (1) Lehman Brothers Holdings is the continuing corporation, or (2) the successor corporation, if other than Lehman Brothers Holdings, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture and

  •
  immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Section 801).

        Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

Modification of the Indentures

        Under the indentures, Lehman Brothers Holdings and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities (Section 901).

        Lehman Brothers Holdings and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

        No such modification may, without the consent of the holder of each security so affected:

  •
  extend the fixed maturity of any such securities,

  •
  reduce the rate or change the time of payment of interest on such securities,

  •
  reduce the principal amount of such securities or the premium, if any, on such securities,

  •
  change any obligation of Lehman Brothers Holdings to pay additional amounts,

  •
  reduce the amount of the principal payable on acceleration of any securities issued originally at a discount,

  •
  adversely affect the right of repayment or repurchase at the option of the holder,

  •
  reduce or postpone any sinking fund or similar provision,

  •
  change the currency or currency unit in which any such securities are payable or the right of selection thereof,

  •
  impair the right to sue for the enforcement of any such payment on or after the maturity of such securities,

  •
  reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver without the consent of such holders,

  •
  change any obligation of Lehman Brothers Holdings to maintain an office or agency (Section 902).

Defaults

        Each indenture provides that events of default regarding any series of debt securities will be:

  •
  failure to pay required interest on any debt security of such series for 30 days;

  •
  failure to pay principal or premium, if any, on any debt security of such series when due;

  •
  failure to make any required scheduled installment payment for 30 days on debt securities of such series;

  •
  failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

  •
  certain events of bankruptcy or insolvency, whether voluntary or not (Section 501).

        If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. Lehman Brothers Holdings is required to file annually with the trustee a statement of an officer as to the fulfillment by Lehman Brothers Holdings of its obligations under the indenture during the preceding year (Section 1006).

        No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

        Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 502 and 512). The trustee generally will not be requested, ordered or directed by any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity (Section 603).

        If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 506).

        Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Sections 502, 507 and 603).

Defeasance

        Except as may otherwise be set forth in an accompanying prospectus supplement, after Lehman Brothers Holdings has deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, then:

  •
  if the terms of the debt securities so provide, Lehman Brothers Holdings will be deemed to have paid and satisfied its obligations on all outstanding debt securities of such series, which is known as "defeasance and discharge" (Section 401); or

  •
  Lehman Brothers Holdings will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as "covenant defeasance" (Section 1009).

        When there is a defeasance and discharge, (1) the applicable indenture will no longer govern the debt securities of such series, (2) Lehman Brothers Holdings will no longer be liable for payment and (3) the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Lehman Brothers Holdings will continue to be obligated to make payments when due if the deposited funds are not sufficient.

        For a discussion of the principal United States federal income tax consequences of covenant defeasance and defeasance and discharge, see "United States Federal Income Tax Consequences—Tax Consequences of Defeasance" below.

Payment Of Additional Amounts

        If so noted in the applicable prospectus supplement for a particular issuance, Lehman Brothers Holdings will pay to the holder of any debt security who is a "United States Alien" (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the debt security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon the holder by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such debt security to be then due and payable. Lehman Brothers Holdings will not be required, however, to make any payment of additional amounts for or on account of:

  •
  any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States, or (2) the presentation of a debt security for payment after 10 days;

  •
  any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

  •
  any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such debt security;

  •
  any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any debt security if such payment can be made without withholding by any other paying agent;

  •
  any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the holder or beneficial owner of such debt security, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of Lehman Brothers Holdings, or (2) a controlled foreign corporation with respect to Lehman Brothers Holdings within the meaning of the Code; or

  •
  any combinations of items identified in the bullet points above.

        In addition, Lehman Brothers Holdings will not be required to pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt security.

        The term "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

Redemption Upon a Tax Event

        If so noted in the applicable prospectus supplement for a particular issuance, the debt securities may be redeemed at the option of Lehman Brothers Holdings in whole, but not in part, on not more than 60 days' and not less than 30 days' notice, at a redemption price equal to 100% of their principal amount, if Lehman Brothers Holdings determines that as a result of a "change in tax law" (as defined below):

  •
  Lehman Brothers Holdings has or will become obligated to pay additional amounts as described under the heading "—Payment of Additional Amounts" on any debt security, or

  •
  there is a substantial possibility that Lehman Brothers Holdings will be required to pay such additional amounts.

        A "change in tax law" that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date of the applicable prospectus supplement for the particular issuance of debt securities to which this section applies except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to Lehman Brothers Holdings.

        Prior to the publication of any notice of redemption, Lehman Brothers Holdings shall deliver to the Trustee (1) an officers' certificate stating that Lehman Brothers Holdings is entitled to effect the aforementioned redemption and setting forth a statement of facts showing that the conditions precedent to the right of Lehman Brothers Holdings so to redeem have occurred, and (2) an opinion of counsel to such effect based on such statement of facts.

Governing Law

        Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.

Concerning the Trustees

        Lehman Brothers Holdings has had and may continue to have banking and other business relationships with the trustees in the ordinary course of business.

DESCRIPTION OF COMMON STOCK

        As of the date of this prospectus, Lehman Brothers Holdings' authorized capital stock includes 600 million shares of common stock. The following briefly summarizes the material terms of Lehman Brothers Holdings' common stock. You should read the more detailed provisions of Lehman Brothers Holdings' certificate of incorporation and by-laws for provisions that may be important to you. You can obtain copies of these documents by following the directions on page 6.

Common Stock

        As of March 31, 2001, Lehman Brothers Holdings had outstanding 246,491,672 shares of its common stock. Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by stockholders. Except as otherwise provided by law, the holders of common stock vote as one class together with holders of the company's Redeemable Voting Preferred Stock, which is described below. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

        Upon voluntary or involuntary liquidation, dissolution or winding up of Lehman Brothers Holdings, holders of common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is The Bank of New York. The common stock is listed on the New York Stock Exchange and the Pacific Exchange.

Delaware Law, Certificate of Incorporation and By-Law Provisions That May Have
an Antitakeover Effect

        The following discussion concerns certain provisions of Delaware law and Lehman Brothers Holdings' certificate of incorporation and by-laws that may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including offers or attempts that might result in a premium being paid over the market price for its shares.

        Delaware Law.    Lehman Brothers Holdings is governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  prior to the business combination the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation's officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to the time, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock which is not owned by the interested stockholder.

        A "business combination" includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation's voting stock.

        Certificate of Incorporation and By-Laws.    Lehman Brothers Holdings' certificate of incorporation provides that its board of directors be classified into three classes of directors, each class consisting of approximately one-third of the directors. Directors serve a three-year term, with a different class of directors up for election each year. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation's certificate of incorporation provides otherwise. Lehman Brothers Holdings' certificate of incorporation does not provide otherwise. Its certificate of incorporation also provides that any action required or permitted to be taken by its stockholders must be effected at a duly called annual or special meeting and may not be taken by written consent.

        Lehman Brothers Holdings' by-laws provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President in the absence or inability of the Chairman of the Board and the Chief Executive Officer, or the Secretary at the request of the board of directors. Written notice of a special meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called must be given between 10 and 60 days before the date of the meeting, and only business specified in the notice may come before the meeting. In addition, Lehman Brothers Holdings' by-laws provide that directors be elected by a plurality of votes cast at an annual meeting and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

DESCRIPTION OF PREFERRED STOCK

        As of the date of this Prospectus, Lehman Brothers Holdings' authorized capital stock includes 38 million shares of preferred stock. The following briefly summarizes the material terms of Lehman Brothers Holdings' preferred stock, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by Lehman Brothers Holdings which will be described in more detail in the prospectus supplement prepared for such series, together with the more detailed provisions of Lehman Brothers Holdings' restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock, for provisions that may be important to you. The certificate of designation relating to a particular series of preferred stock offered by way of an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a Form 8-K or similar document incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of this document by following the directions on page 6. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. For a description of Lehman Brothers Holdings' outstanding preferred stock, see below under "Outstanding Preferred Stock."

General

        Under Lehman Brothers Holdings' certificate of incorporation, the board of directors of Lehman Brothers Holdings is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

  •
  the number of shares to be included in the series;

  •
  the designation, powers, preferences and rights of the shares of the series; and

  •
  the qualifications, limitations or restrictions of such series, except as otherwise stated in the certificate of incorporation.

        Prior to the issuance of any series of preferred stock, the board of directors of Lehman Brothers Holdings will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The term "board of directors of Lehman Brothers Holdings" includes any duly authorized committee.

        The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future, provided that the future issuances are first approved by the holders of the class(es) of preferred stock adversely affected. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of Lehman Brothers Holdings and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Lehman Brothers Holdings may have the effect of rendering more difficult or discouraging an acquisition of Lehman Brothers Holdings deemed undesirable by the board of directors of Lehman Brothers Holdings.

        The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Lehman Brothers Holdings.

        The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

        Unless otherwise specified for a particular series of preferred stock in an accompanying prospectus supplement, each series will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

        Holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by the board of directors of Lehman Brothers Holdings out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Lehman Brothers Holdings or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares," on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

        Lehman Brothers Holdings may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

  •
  all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

  •
  the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

        Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

        Similarly, Lehman Brothers Holdings may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Lehman Brothers Holdings ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

  •
  all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

  •
  the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

        The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of common stock of Lehman Brothers Holdings or any other entity.

Redemption

        If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Lehman Brothers Holdings or the holder thereof and may be mandatorily redeemed.

        Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

        Unless Lehman Brothers Holdings defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of Lehman Brothers Holdings, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

        If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Lehman Brothers Holdings on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Lehman Brothers Holdings after they have received their full liquidation preference.

Voting Rights

        The holders of shares of preferred stock will have no voting rights, except:

  •
  as otherwise stated in the prospectus supplement;

  •
  as otherwise stated in the certificate of designation establishing such series; or

  •
  as required by applicable law.

Outstanding Preferred Stock

        Set forth below is specific information concerning the various series of preferred stock that have been issued by Lehman Brothers Holdings and that are currently outstanding.

Title of Series	Number of Shares Outstanding	Dividends per Year		Redemption Price per Share	Date Next Redeemable by Lehman Brothers Holdings		General Voting Rights
Redeemable Voting Preferred Stock	1,000	Variable	(1)	$1.00	Variable	(2)	Yes	(3)
5.94% Cumulative Preferred Stock, Series C	500,000	$ 29.70		$500.00	05/31/08		No
5.67% Cumulative Preferred Stock, Series D	40,000	$283.50		$5,000.00	08/31/08		No
Fixed/Adjustable Rate Cumulative Preferred Stock, Series E	50,000	$355.75	(4)	$5,000.00	05/31/05		No

(1)
The holders of the Redeemable Voting Preferred Stock (as of the date of this prospectus, The American Express Company and Nippon Life Insurance Company) are entitled to 50% of the amount by which Lehman Brothers Holdings' net income for a fiscal year exceeds $400 million, to a maximum of $50 million per year (prorated for the final dividend period, which runs from December 1, 2001 to May 31, 2002).

(2)
Redemption is mandatory on May 31, 2002. The holders also have the right to require Lehman Brothers Holdings to redeem the Redeemable Voting Preferred Stock if a Designated Event (as

  defined in Lehman Brothers Holdings' certificate of incorporation) occurs, for an aggregate redemption payment of $50 million if such event occurs prior to November 30, 2001.

(3)
Holders of shares of Redeemable Voting Preferred Stock are entitled to 1,059 votes per share when voting as a class with the common stock, subject to anti-dilution adjustment. American Express has agreed that as long as it holds Redeemable Voting Preferred Stock, it will vote it in the same proportion as the common stock holders on matters voted on generally.

(4)
$355.75 until May 31, 2005; thereafter, to be determined, but in any event no less than $380.75 nor more than $680.75.

        Where the above table indicates that the holders of the preferred stock have no general voting rights, this means that they do not vote on matters submitted to a vote of the common stockholders. However, the holders of this preferred stock do have other special voting rights:

  •
  that are required by law,

  •
  that apply if there is a default in paying dividends for the equivalent of six calendar quarters, and

  •
  when Lehman Brothers Holdings wants to create any class of stock having a preference as to dividends or distributions of assets over such series or alter or change the provisions of the certificate of incorporation so as to adversely affect the powers, preferences or rights of the holders of such series.

Some or all of these special voting rights apply to each series of preferred stock listed above. In the event of a default in paying dividends for the equivalent of six calendar quarters, the holders of the Redeemable Voting Preferred Stock, the 5.94% Cumulative Preferred Stock, Series C, the 5.67% Cumulative Preferred Stock, Series D, and the Fixed/Adjustable Rate Cumulative Preferred Stock, Series E, have the right collectively to elect two additional directors to Lehman Brothers Holdings' board of directors until such dividends are paid.

DESCRIPTION OF DEPOSITARY SHARES

        The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Lehman Brothers Holdings and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You can obtain copies of these documents by following the directions on page 6. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

        Lehman Brothers Holdings may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Lehman Brothers Holdings will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Lehman Brothers Holdings and a bank or trust company selected by Lehman Brothers Holdings having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

        The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Lehman Brothers Holdings, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

        If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

        Whenever Lehman Brothers Holdings redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Voting Deposited Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

        Lehman Brothers Holdings will agree to take all actions that the preferred stock depositary determines as necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Lehman Brothers Holdings and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Lehman Brothers Holdings.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        Lehman Brothers Holdings will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Lehman Brothers Holdings also will pay charges of the depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to Lehman Brothers Holdings notice of its intent to do so, and Lehman Brothers Holdings may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from Lehman Brothers Holdings which are delivered to the preferred stock depositary and which Lehman Brothers Holdings is required to furnish to the holders of the deposited preferred stock.

        Neither the preferred stock depositary nor Lehman Brothers Holdings will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Lehman Brothers Holdings and the preferred stock depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Lehman Brothers Holdings and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

FORM, EXCHANGE AND TRANSFER

        Securities will only be issued in registered form; no securities will be issued in bearer form. Lehman Brothers Holdings will issue each security other than common stock in book-entry form only, unless otherwise specified in the applicable prospectus supplement. Common stock will be issued in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under "Book-Entry Procedures and Settlement."

        If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

  •
  The securities will be issued in fully registered form in denominations stated in the prospectus supplement. Holders may exchange their securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

  •
  Holders may exchange, transfer, present for payment or exercise their securities at the office of the relevant trustee or agent indicated in the prospectus supplement. They may also replace lost, stolen, destroyed or mutilated securities at that office. Lehman Brothers Holdings may appoint another entity to perform these functions or may perform them itself.

  •
  Holders will not be required to pay a service charge to transfer or exchange their securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if Lehman Brothers Holdings' transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

  •
  If Lehman Brothers Holdings has the right to redeem, accelerate or settle any securities before their maturity or expiration, and Lehman Brothers Holdings exercises that right as to less than all those securities, Lehman Brothers Holdings may block the transfer or exchange of those securities during the period beginning 15 days before the day Lehman Brothers Holdings mails the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. Lehman Brothers Holdings may also refuse to register transfers of or exchange any security selected for early settlement, except that Lehman Brothers Holdings will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

  •
  If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

        Purchasers of securities may only hold interests in the global notes through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

        The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

        A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

  •
  DTC is unwilling or unable to continue as depositary for such global security and Lehman Brothers Holdings does not appoint a qualified replacement for DTC within 90 days; or

  •
  Lehman Brothers Holdings in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

        Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

        In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

        Lehman Brothers Holdings will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Clearstream and Euroclear

        Links have been established among DTC, Clearstream Banking, société anonyme, Luxembourg ("Clearstream Banking SA") and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

        Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

        Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

        When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant's account would instead be valued as of the actual settlement date.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        In the opinion of Simpson Thacher & Bartlett, our special United States tax counsel, the following discussion is an accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of debt securities and common and preferred stock as of the date of this prospectus. Except where noted, this summary deals only with debt securities and common and preferred stock held as capital assets by United States holders and does not deal with special situations. For example, this summary does not address:

  •
  tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, or persons liable for alternative minimum tax;

  •
  tax consequences to persons holding debt securities or common or preferred stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  tax consequences to United States holders of debt securities or common or preferred stock whose "functional currency" is not the U.S. dollar;

  •
  certain expatriates who are holders of our debt securities or common or preferred stock;

  •
  alternative minimum tax consequences, if any; or

  •
  any state, local or foreign tax consequences.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. The discussion set forth below also assumes that all debt securities issued under this prospectus constitute debt for United States federal income tax purposes. If any debt security did not constitute debt for United States federal income tax purposes, the tax consequences of the ownership of such debt security could differ materially from the tax consequences described herein. We will summarize any special United States federal tax considerations relevant to a particular issue of the debt securities or common or preferred stock in the applicable prospectus supplement. We will also summarize certain federal income tax consequences, if any, applicable to any offering of depositary shares in the applicable prospectus supplement.

        If a partnership holds our debt securities or common or preferred stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities, common or preferred stock, you should consult your tax advisors.

        If you are considering the purchase of debt securities or common or preferred stock, you should consult your own tax advisors concerning the federal income tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

Debt Securities

    Consequences to United States Holders

        The following is a summary of certain United States federal tax consequences that will apply to you if you are a United States holder of debt securities.

        Certain consequences to "non-United States holders" of debt securities are described under "—Consequences to Non-United States Holders" below.

        "United States holder" means a beneficial owner of a debt security that is:

  •
  a citizen or resident of the United States;

  •
  a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source;

  •
  a trust that (x) is subject to the primary supervision of a court within the United States and the control of one or more United States persons or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

  Payments of Interest

        Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income from domestic sources at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

  Original Issue Discount

        If you own debt securities issued with original issue discount ("OID"), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be an OID debt security.

        A debt security with an issue price that is less than the "stated redemption price at maturity" (the sum of all payments to be made on the debt security other than "qualified stated interest") generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

  •
  it is payable at least once per year;

  •
  it is payable over the entire term of the debt security; and

  •
  it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

        We will give you notice in the applicable prospectus supplement when we determine that a particular debt security will bear interest that is not qualified stated interest.

        If you own a debt security issued with "de minimis" OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

        Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

        If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method" described in the following paragraph. This method takes into account the compounding of interest. The accruals of OID on an OID debt security will generally be less in the early years and more in the later years.

        The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the "daily portions" of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

  •
  the debt security's adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

  •
  the aggregate of all qualified stated interest allocable to the accrual period.

        OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. The "adjusted issue price" of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

        Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if

  •
  the interest on a floating rate debt security is based on more than one interest index; or

  •
  the principal amount of the debt security is indexed in any manner.

        This discussion does not address the tax rules applicable to debt securities with an indexed principal amount. If you are considering the purchase of floating rate OID debt securities or securities with indexed principal amounts, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors regarding the United States federal income tax consequences to you of holding and disposing of those debt securities.

        You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service. You should consult with your own tax advisors about this election.

  Short-Term Debt Securities

        In the case of debt securities having a term of one year or less, all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individual and certain other cash method United States holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. United States holders that report income for United States federal income tax purposes on the accrual method and certain other United States holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

  Market Discount

        If you purchase a debt security, other than an OID debt security, for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any payment, other than qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

  Acquisition Premium, Amortizable Bond Premium

        If you purchase an OID debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

        If you purchase a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a "premium" and, if it is an OID debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

  Sale, Exchange and Retirement of Debt Securities

        Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest that you did not previously include in income, which will be taxable as such) and the adjusted tax basis of the debt security. Except as described above with respect to certain short-term debt securities or with respect to market discount, or as described below with respect to foreign currency debt securities or with respect to contingent payment debt securities that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

  Tax Consequences of Defeasance

        We may discharge our obligations under the debt securities as more fully described under "Description of Debt Securities—Defeasance" above. Such a discharge would generally for United

States federal income tax purposes constitute the retirement of the debt securities and the issuance of new obligations. As a result, you would realize gain or loss (if any) on this exchange, which would be recognized subject to certain possible exceptions. Furthermore, following discharge, the debt securities might be subject to withholding, backup withholding and/or information reporting and might be issued with OID.

        Even though federal income tax on the deemed exchange may be imposed on you, you would not receive any cash until the maturity or an earlier redemption of the debt securities, except for any current interest payments.

        Any gain realized would generally not be taxable to Non-United States holders under the circumstances outlined below under "Consequences to Non-United States Holders—United States Federal Income Tax."

        Under current federal income tax law, a covenant defeasance generally would not be treated as a taxable exchange of the debt securities. You should consult your own tax advisor as to the tax consequences of a defeasance and discharge and a covenant defeasance, including the applicability and effect of tax laws other than the federal income tax law.

  Extendible Debt Securities, Renewable Debt Securities and Reset Debt Securities

        If so specified in an applicable prospectus supplement relating to a debt security, we may have the option to extend the maturity of a debt security. In addition, we may have the option to reset the interest rate, the spread or the spread multiplier.

        The United States federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by us pursuant to the exercise of the option. You may be treated for federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities, and the other consequences described above under "Tax Consequences of Defeasance" would also apply.

        If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exchange.

        Original Issue Discount.    The presence of such options may also affect the calculation of OID, among other things. Solely for purposes of the accrual of OID, if we issue a debt security and have an option or combination of options to extend the term of the debt security, we will be presumed to exercise such option or options in a manner that minimizes the yield on the debt security. Conversely, if you are treated as having a put option, such an option will be presumed to be exercised in a manner that maximizes the yield on the debt security. If we exercise such option or options to extend the term of the debt security, or your option to put does not occur (contrary to the assumptions made), then solely for purposes of the accrual of OID, the debt security will be treated as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on the date.

        You should carefully examine the applicable prospectus supplement and should consult your own tax advisor regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

  Foreign Currency Debt Securities

        Payments of Interest.    If you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

        If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on:

  •
  the last day of the accrual period

  •
  the last day of the taxable year if the accrual period straddles your taxable year, or

  •
  on the date the interest payment is received if such date is within five days of the end of the accrual period.

        Upon receipt of an interest payment on such debt security (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment.

        Original Issue Discount.    OID on a debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received). For these purposes, all receipts on a debt security will be viewed:

  •
  first, as the receipt of any stated interest payments called for under the terms of the debt security

  •
  second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first,

  •
  third, as the receipt of principal.

        Market Discount and Bond Premium.    The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency debt security is retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

        Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss, which is generally ordinary gain or loss, will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt security.

        If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

        Sale, Exchange or Retirement.    Your tax basis in a foreign currency debt security will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt security determined at the time of your purchase. If you purchased the foreign currency debt security with previously owned foreign currency, you will recognize exchange gain or loss at the time of the purchase attributable to the difference at the time of purchase, if any, between your tax basis in the foreign currency and the fair market value of the debt security in U.S. dollars on the date of purchase. Such gain or loss will be ordinary income or loss.

        For purposes of determining the amount of any gain or loss you recognize on the sale, exchange retirement or other disposition of a foreign currency debt security, the amount realized on such sale, exchange, retirement or other disposition will be the U.S. dollar value of the amount realized in foreign currency (other than amounts attributable to accrued but unpaid interest not previously included in your income), determined at the time of the sale, exchange, retirement or other disposition.

        You may also recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition (including the sale, exchange, retirement or other disposition) of a foreign currency debt security. Such gain or loss will be treated as ordinary income or loss. The realization of such gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a foreign currency debt security.

        If a foreign currency debt security is denominated in one of certain hyperinflationary currencies, generally:

  •
  exchange gain or loss would be realized with respect to movements in the exchange rate between the beginning and end of each taxable year (or such shorter period) the debt security was held, and

  •
  such exchange gain or loss would be treated as an addition or offset, respectively, to the accrued interest income on, and an adjustment to the holder's tax basis in, the foreign currency debt security.

        Your tax basis in foreign currency received as interest on (or OID with respect to), or received on the sale, exchange, retirement or other disposition of, a foreign currency debt security will be the U.S. dollar value thereof at the spot rate at the time you receive such foreign currency. Any gain or loss recognized by you on a sale, exchange or other disposition of foreign currency will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

        Dual Currency Debt Securities.    If so specified in an applicable prospectus supplement relating to a foreign currency debt security, we may have the option to make all payments of principal and interest scheduled after the exercise of such option in a currency other than the specified currency. The United States federal income tax treatment of dual currency debt securities is uncertain. Treasury regulations currently in effect do not address the tax treatment of dual currency debt securities.

        An IRS announcement states that the IRS is considering issuing proposed regulations that would:

  •
  apply the principles contained in regulations governing contingent debt instruments to dual currency notes in the "predominant currency" of the dual currency notes and

  •
  apply the rules discussed above with respect to foreign currency notes with OID for the translation of interest and principal into U.S. dollars.

        The IRS states that these concepts are still under consideration. Persons considering the purchase of dual currency notes should carefully examine the applicable prospectus supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such notes.

        If we exercise the option to make payments in a currency other than the specified currency, you may be considered to have exchanged your debt security denominated in the specified currency for a debt security denominated in the optional payment currency. If the exercise is treated as a taxable exchange, you will recognize gain or loss if any, equal to the difference between your basis in the debt security denominated in the specified currency and the value of the debt security denominated in the optional payment currency. If the exercise of the option is not treated as an exchange, you will not recognize gain or loss and your basis in the debt security will be unchanged.

  Contingent Payment Debt Securities

        The OID regulations contain special rules for determining the timing and amount of OID to be accrued with respect to certain debt securities providing for one or more contingent payments. Under these rules, you will accrue OID each year based on the "comparable yield" of the debt securities. The comparable yield of the debt securities will generally be the rate at which we would issue a fixed rate debt instrument with terms and conditions similar to the debt securities.

        We are required to provide the comparable yield to you and, solely for tax purposes, are also required to provide a projected payment schedule that includes the actual interest payments on the debt securities and estimates the amount and timing of contingent payments on the debt securities. We will give notice in the applicable prospectus supplement when we determine that a particular debt security will be treated as contingent debt.

        The amount of OID on a contingent payment debt security for each accrual period is determined by multiplying the comparable yield of the contingent payment debt security (adjusted for the length of the accrual period) by the debt security's adjusted issue price at the beginning of the accrual period (determined in accordance with the rules set forth in the OID regulations relating to contingent payment debt instruments). The amount of OID so determined will then be allocated on a ratable basis to each day in the accrual period that you hold the contingent payment debt security.

        If the actual payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments, adjustments will be made for such differences. A positive adjustment, for the amount by which an actual payment exceeds a projected contingent payment, will be treated as additional interest. A negative adjustment will:

  •
  first, reduce the amount of interest required to be accrued in the current year

  •
  second, any negative adjustments that exceed the amount of interest accrued in the current year will be treated as ordinary loss to the extent that your total interest inclusions exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years, and

  •
  third, any excess negative adjustments will be carried forward to offset future income or amount realized on disposition.

        Gain on the sale, exchange or retirement of a contingent payment debt security generally will be treated as ordinary income. Loss from the disposition of a contingent payment debt security will be treated as ordinary loss to the extent of your prior net interest inclusions (reduced by the total net negative adjustments previously allowed as an ordinary loss). Any loss in excess of such amount will be treated as capital loss.

        You are generally bound by the comparable yield and projected payment schedule provided by us. However, if you believe that our projected payment schedule is unreasonable, you may set your own projected payment schedule so long as you explicitly disclose the use of such schedule and the reason therefor. Unless otherwise prescribed by the Commissioner of the IRS, such disclosure must be made in a statement attached to your timely filed federal income tax return for the taxable year in which the debt security is acquired.

        For special treatment of foreign currency debt securities or dual currency debt securities that are also contingent payment debt securities, see the applicable prospectus supplement.

        The rules regarding contingent payment debt securities are complex. If you are considering the purchase of debt securities providing for one or more contingent payments, you should carefully examine the applicable prospectus supplement and consult your own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

    Consequences to Non-United States Holders

        The following is a summary of certain United States federal tax consequences that will apply to you if you are a non-United States holder of debt securities.

        Special rules may apply to some non-United States holders, such as "controlled foreign corporations," "passive foreign investment companies," "foreign personal holding companies" and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

  United States Federal Withholding Tax

        The 30% United States federal withholding tax will not apply to any payment of principal or interest, including OID, on debt securities provided that:

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide your name and address on an IRS Form W-8BEN (or successor form), and certify, under penalty of perjury, that you are not a United States person or (b) you hold your notes through certain foreign intermediaries, and you satisfy the certification requirements of applicable U.S. Treasury regulations.

        Special certification rules apply to certain non-United States holders that are entities rather than individuals. If you cannot satisfy the requirements described above, payments of premium, if any, and interest, including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed

  •
  IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty; or

  •
  IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

        Except as discussed below, the 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of debt securities.

  United States Federal Income Tax

        If you are engaged in a trade or business in the United States and premium, if any, or interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on that interest and OID on a net income basis (although exempt from the 30% withholding tax) in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments. For this purpose, any premium and interest, including OID, on debt securities will be included in your earnings and profits.

        You will generally not be subject to United States federal income tax on the disposition of a debt security unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

  United States Federal Estate Tax

        Your estate will not be subject to United States federal estate tax on debt securities beneficially owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock, within the meaning of the Code and United States Treasury regulations, and (2) interest on those debt securities would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

    Information Reporting and Backup Withholding

  United States Holders

        In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security made to you (unless you are an exempt recipient such as a corporation). A 31% backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full dividend and interest income.

  Non-United States Holders

        In general, no information reporting or backup withholding will be required regarding payments that we make to you provided that we do not have actual knowledge that you are a United States person and we have received from you the statement described above under "United States Federal Withholding Tax."

        In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a debt security made within the United States or conducted through certain United States related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that you are a United States person or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Common and Preferred Stock

    Consequences to United States Holders

        The consequences of the purchase, ownership or disposition of our stock depend on a number of factors including:

  •
  the term of the stock;

  •
  any put or call option or redemption provisions with respect to the stock;

  •
  any conversion or exchange features with respect to the stock; and

  •
  the price at which the stock is sold.

        United States holders should carefully examine the applicable prospectus supplement regarding the material United States federal income tax consequences, if any, of the holding and disposition of stock with such terms.

    Consequences to Non-United States Holders

        The following is a summary of certain United States federal tax consequences that will apply to you if you are a non-United States holder of common or preferred stock.

        Special rules may apply to some non-United States holders, such as "controlled foreign corporations," "passive foreign investment companies," "foreign personal holding companies" and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

  Dividends

        In general, dividends paid to you (including any deemed dividends that may arise from the excess of the redemption price over the issue price or certain adjustments to the conversion ratio of convertible instruments) will be subject to withholding of United States federal income tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment, are not subject to the withholding tax. Instead, these dividends are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. You must comply with certification and disclosure requirements in order for effectively connected income to be exempt from withholding. If you are a foreign corporation, any effectively connected dividends you receive may also be subject to an additional branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

        A non-United States holder of common or preferred stock who wishes to claim the benefit of an applicable treaty rate, and avoid back-up withholding as discussed below, will be required to satisfy the certification requirements of applicable United States Treasury regulations. Special rules apply to claims for treaty benefits made by non-United States persons that are entities rather than individuals and to beneficial owners of dividends paid to entities in which such beneficial owners are interest holders.

        If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

    Gain on Disposition of Common or Preferred Stock

        You generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of common or preferred stock unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States, and, where a tax treaty applies, is attributable to a United States permanent establishment;

  •
  you are an individual holding the common or preferred stock as a capital asset, and are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

        If you are an individual non-United States holder described in the first bullet point above you will be subject to United States federal income tax on the net gain derived from the sale. If you are an individual non-United States holder described in the second bullet point above you will be subject to a flat 30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a non-United States holder that is a foreign corporation and you are described in the first bullet point above, you will be subject to tax on your gain under regular graduated United States federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

        We believe that we are not currently and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes. We will give you notice in an applicable pricing supplement if we determine that we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

    Federal Estate Tax

        If you are an individual, common or preferred stock held by you at the time of your death will be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

    Information Reporting and Backup Withholding

        We will be required to report annually to the IRS and to you the amount of dividends paid to you and the tax withheld from dividend payments made to you, regardless of whether withholding was required. We may make available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty copies of the information returns reporting the dividends and withholding.

        Backup withholding at the rate of 31% generally will apply to dividends paid to you unless you satisfy the certification requirements of applicable United States Treasury regulations.

        Payment of the proceeds of a sale of the common or preferred stock to you within the United States or conducted through some United States related financial intermediaries will be subject to both backup withholding and information reporting unless (1)(a) you certify under penalties of perjury that you are a non-United States holder and (b) the payor does not have actual knowledge that you are a United States person or (2) you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against your federal income tax liability provided the required information is provided to the IRS.

Preferred Stock and Depositary Shares

        If you are considering the purchase of preferred stock or depositary shares, you should carefully examine the applicable prospectus supplement regarding the special United States federal income tax consequences, if any, of the holding and disposition of such preferred stock or depositary shares including any tax considerations relating to the specific terms of such preferred stock or depositary shares.

PLAN OF DISTRIBUTION

        Lehman Brothers Holdings may offer the offered securities in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers;

  •
  by itself directly;

  •
  through agents; or

  •
  through a combination of any of these methods of sale.

        Any such underwriters, dealers or agents may include Lehman Brothers Inc. or other affiliates of Lehman Brothers Holdings.

        The prospectus supplement relating to a particular offering of securities will set forth the terms of such offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities and the proceeds to Lehman Brothers Holdings from such sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, which in the aggregate will not exceed 8 percent of the gross proceeds of the offering;

  •
  the initial public offering price;

  •
  any discounts or concessions to be allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such offered securities may be listed.

        Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

        If dealers are utilized in the sale of offered securities, Lehman Brothers Holdings will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

        Offered securities may be sold directly by Lehman Brothers Holdings to one or more institutional purchasers, or through agents designated by Lehman Brothers Holdings from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Lehman Brothers Holdings to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the applicable prospectus supplement, Lehman Brothers Holdings will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Lehman Brothers Holdings at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

        In addition, shares of common stock may be issued upon conversion of or in exchange for debt securities, preferred stock or depositary shares.

        Lehman Brothers Inc., the broker-dealer subsidiary of Lehman Brothers Holdings, is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Lehman Brothers Inc. participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

        This prospectus together with any applicable prospectus supplement may also be used by Lehman Brothers Inc. and other affiliates of Lehman Brothers Holdings in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. Such affiliates have no obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, in their sole discretion.

        Underwriters, dealers and agents may be entitled, under agreements with Lehman Brothers Holdings, to indemnification by Lehman Brothers Holdings relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Lehman Brothers Holdings and affiliates of Lehman Brothers Holdings in the ordinary course of business.

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

United Kingdom Selling Restrictions

        Each underwriter will represent and agree that:

  •
  it has not offered or sold and prior to the date six months after the date of issue of the offered securities will not offer or sell offered securities in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

  •
  it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the offered securities in, from or otherwise involving the United Kingdom; and

  •
  it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the offered securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

ERISA CONSIDERATIONS

        Lehman Brothers Holdings has subsidiaries, including Lehman Brothers Inc., that provide services to many employee benefit plans. Lehman Brothers Holdings and any direct or indirect subsidiary of Lehman Brothers Holdings may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), relating to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan relating to which Lehman Brothers Holdings or any direct or indirect subsidiary of Lehman Brothers Holdings is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the offered securities should consult with its legal counsel.

LEGAL MATTERS

        Oliver Budde, Vice President of Lehman Brothers Holdings, has rendered an opinion to Lehman Brothers Holdings regarding the validity of the securities offered by the prospectus. Simpson Thacher & Bartlett, New York, New York, or other counsel identified in the applicable prospectus supplement, will act as legal counsel to the underwriters. Simpson Thacher & Bartlett has from time to time acted as counsel for Lehman Brothers Holdings and its subsidiaries and may do so in the future.

EXPERTS

        The consolidated financial statements and financial statement schedule of Lehman Brothers Holdings Inc. as of November 30, 2000 and 1999, and for each of the years in the three-year period ended November 30, 2000, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements and such report are incorporated by reference in Lehman Brothers Holdings' annual report on Form 10-K for the year ended November 30, 2000, and incorporated by reference in this prospectus. The consolidated financial statements of Lehman Brothers Holdings referred to above are incorporated by reference in this prospectus in reliance upon such report given on the authority of said firm as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on consolidated financial statements of Lehman Brothers Holdings issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report given on said authority.

$5,000,000,000

LEHMAN BROTHERS HOLDINGS INC.

LEHMAN NOTES, SERIES A
DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

PROSPECTUS SUPPLEMENT

DECEMBER 23, 2002

(TO PROSPECTUS DATED
JUNE 14, 2001)

LEHMAN BROTHERS
Lead Manager and Lead Agent

A.G. EDWARDS & SONS, INC.	BANC OF AMERICA SECURITIES LLC
EDWARD D. JONES & CO., L.P.	FIDELITY CAPITAL MARKETS
MORGAN STANLEY	PRUDENTIAL SECURITIES
QUICK & REILLY, INC.	RAYMOND JAMES
SALOMON SMITH BARNEY	UBS PAINEWEBBER
US BANCORP PIPER JAFFRAY

QuickLinks

General Terms Of Sale
TABLE OF CONTENTS
SUMMARY
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE NOTES
BOOK-ENTRY PROCEDURES AND SETTLEMENT
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
PROSPECTUS SUMMARY
LEHMAN BROTHERS HOLDINGS INC.
THE SECURITIES LEHMAN BROTHERS HOLDINGS MAY OFFER
USE OF PROCEEDS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
USE OF PROCEEDS AND HEDGING
RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
FORM, EXCHANGE AND TRANSFER
BOOK-ENTRY PROCEDURES AND SETTLEMENT
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
ERISA CONSIDERATIONS
LEGAL MATTERS
EXPERTS